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                                                            EXHIBIT NO. 99.11(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 33-1657 on Form N-1A of our report dated July 1, 1997, on the financial statements and financial highlights of MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS/Foreign & Colonial International Growth and Income Fund and MFS/Foreign & Colonial International Growth Fund included in the 1997 Annual Report to Shareholders.



                                                              ERNST & YOUNG LLP
                                                              ------------------
                                                              Ernst & Young LLP


Boston, Massachusetts
July 24, 1997